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                    CERTIFICATION BY CHIEF EXECUTIVE OFFICER

      I, Bruce Cleland, the Chief Executive Officer of Campbell & Company, Inc. as general partner of Campbell Strategic Allocation Fund, L.P., certify that (i) the Form 10Q for the quarter ended June 30, 2004 of Campbell Strategic Allocation Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended June 30, 2004 fairly presents, in all material respects, the financial condition and results of operations of Campbell Strategic Allocation Fund, L.P.

                                   CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                                   By: Campbell & Company, Inc., general partner

                                   By: /s/ Bruce L. Cleland
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                                       Bruce L. Cleland
                                       Chief Executive Officer
                                       August 12, 2004

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